Ceasing Control of Credit Suisse Strategic Income Fund A

As of October 31, 2012, Merchant Holdings ("Shareholder") owned 10,005 shares of the Fund, which represented 100% of the Fund. As of October 31, 2013, Shareholder owned
10,580 shares of the Fund, which less than 25% of the outstanding shares. Accordingly, Shareholder has ceased to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Strategic Income Fund C

As of October 31, 2012, Merchant Holdings ("Shareholder") owned 10,002 shares of the Fund, which represented 100% of the Fund. As of October 31, 2013, Shareholder owned
10,504 shares of the Fund, which represented 59.17% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Strategic Income Fund I

As of October 31, 2012, Merchant Holdings ("Shareholder") owned 1,976,221 shares of the Fund, which represented
96.04% of the Fund. As of October 31, 2013, Shareholder owned 2,608,610 shares of the Fund, which represented
87.30% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.